Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2015 Incentive Award Plan and Unit Appreciation Rights Plan of our report dated September 30, 2014, with respect to the consolidated financial statements of SSE Holdings, LLC and Subsidiaries for the years ended December 25, 2013 and December 26, 2012 included in Shake Shack Inc.’s Form S-1 (File No. 333-201271), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 29, 2015